CYPRESS ENVIRONMENTAL PARTNERS FORM 8-K

Exhibit 99.1

CYPRESS ENVIRONMENTAL PARTNERS REPORTS THIRD QUARTER RESULTS

TULSA, November 15, 2021 - Today, Cypress Environmental Partners, L.P. (NYSE: CELP) (“Cypress”) reported its financial results for the three months ended September 30, 2021.

HIGHLIGHTS

➢	Revenue of $32.4 million increased 6% from second quarter 2021
➢	Gross margin of $4.3 million increased 5% from second quarter 2021
➢	Basic and diluted loss per unit of $(0.33), inclusive of loss from discontinued operations
➢	Adjusted EBITDA of $0.5 million
➢	Distributable cash flow (“DCF”) of $(1.2 million)
➢	Common unit and preferred unit distributions remain suspended as Cypress focuses on reducing debt

THIRD QUARTER 2021 SUMMARY FINANCIAL RESULTS

(in thousands, except for per unit data)
	Three Months Ended			Change
	Sept. 30, 2021	Jun. 30, 2021	Sept. 30, 2020	Sequential	Year-on-year
Revenue (1)	$32,431	$30,490	$43,375	6%	(25)%
Gross margin (1)	$4,304	$4,087	$6,036	5%	(29)%
Net (loss) income	$(4,230)	$(2,027)	$805	(109)%	NM
Basic and diluted loss per unit	$(0.33)	$(0.23)	$(0.04)	(43)%	NM

Adjusted EBITDA (2)	$545	$497	$3,615	10%	(85)%
Distributable cash flow (2)	$(1,232)	$(1,446)	$(55)	(15)%	NM

NM – Not meaningful

(1)       Revenue and gross margin have been recast for all periods presented to exclude the results of Cypress Brown Integrity, LLC (“CBI”), which previously represented Cypress’s Pipeline & Process Services segment prior to that segment being reported as a discontinued operation.

(2)       This press release includes the following financial measures not presented in accordance with U.S. generally accepted accounting principles, or GAAP: adjusted EBITDA, adjusted EBITDA attributable to limited partners, and distributable cash flow. Each such non-GAAP financial measure is defined below under “Non-GAAP Financial Information”, and each is reconciled to its most directly comparable GAAP financial measure in schedules at the end of this press release.

Cypress Environmental Partners, L.P. – Q3 2021 Earnings Release	Page 1 of 12

CEO'S PERSPECTIVE

“Our third quarter performance showed some sequential improvement from the prior quarter. We are beginning to see signs of a multi-year upcycle driven by much higher commodity prices that benefit all of our customers in the energy industry. The macro fundamentals have clearly strengthened this last quarter with demand recovery for oil, natural gas, and refined products. Absent a recession or pandemic-related setback, these positive dynamics are expected to benefit our industry. I believe that Cypress is uniquely positioned to grow our inspection business in both the energy markets and other new markets including municipal water, sewer, electrical transmission, and renewables,” commented Peter C. Boylan III, Chairman, President, and CEO.

“During the quarter we decided to discontinue our Pipeline & Process Services segment, given its performance, operating losses, and structural challenges in the hydrotesting business. We entered this market in 2015 and struggled over the two subsequent down cycles to consistently earn profits. We have begun a sale process of the remaining assets and will use the proceeds to reduce debt.”

“Federal and State regulations to protect the environment, people, and property continue to grow. In early November The U.S. Department of Transportation’s Pipeline and Hazardous Materials Safety Administration (“PHMSA”) announced that it is issuing a final rule that expands Federal pipeline safety oversight to all onshore gas gathering pipelines. These new regulations add more than 400,000 miles of “Gas Gathering” pipelines under federal oversight. The rule, initiated over 10 years ago, expands the definition of a “regulated” gas gathering pipeline that is more than 50 years old. It will, for the first time, apply federal pipeline safety regulations to tens of thousands of miles of unregulated gas gathering pipelines. The final rule will also, for the first time, require pipeline operators to report safety information for all gas gathering lines, representing more than 425,000 additional miles covered by federal reporting requirements.”

“As a market leader, we have an advantaged position with the technology investments we have made over the last several years. We also continue to enjoy an economic competitive advantage with our qualifying income activities and the related tax advantages of our MLP structure in an environment of rising state and federal taxes. During the quarter, we submitted numerous bids for 2022 work in both traditional energy markets and new markets such as municipal water and electrical transmission. ”

SEGMENT UPDATE

Inspection Services

➢	During the third quarter Cypress had an average headcount of approximately 470 inspectors working throughout the United States. Cypress continues to bid and win new work. The monthly average inspector headcount reached a low of approximately 440 in January 2021.
➢	A significant majority of the Inspection Services segment’s revenues during 2021 have been generated from maintenance projects and from services provided to regulated public utilities that provide natural gas to their customers, rather than from new pipeline construction projects.
➢	Cypress continues to aggressively pursue organic business development and has successfully been awarded some new customer contracts and has renewed existing contracts. Some prospective customers are now allowing some limited in person meetings. Cypress has been invited to submit bids for 2022 work from many new potential customers in electrical transmission infrastructure, municipal water inspection, and traditional energy infrastructure.
Cypress Environmental Partners, L.P. – Q3 2021 Earnings Release	Page 2 of 12

➢	Legal expenses remain elevated and were $0.5 million in 3rd quarter 2021, due primarily to costs associated with Fair Labor Standards Act employment litigation and certain other lawsuits and claims.
➢	In November 2021, Cypress settled a dispute with another party. Cypress and the other party agreed to fully and finally resolve their differences without any admission of liability. Cypress received a payment in the fourth quarter of 2021 and retained its claims against former employees that misappropriated confidential information and violated various obligations.
➢	Occupational Safety and Health Administration (“OSHA”) released federal regulations implementing a workplace COVID-19 vaccination mandate, effective January 4, 2022. Employers with 100 or more employees would be required to establish, implement, and enforce a policy that either ensures their workers are fully vaccinated or requires all unvaccinated workers to wear a mask and submit to weekly COVID-19 testing. Cypress is still evaluating the potential impact of these new regulations on its field personnel and inspectors. Additionally, Cypress may be impacted by various state employment laws.

Water & Environmental Services (“Environmental Services”)

➢	Higher oil prices have led to an increase in the rig count in the Williston basin in North Dakota from 18 rigs last quarter to 23 rigs in the third quarter.
➢	Increased drilling activity generally leads to more water volumes and higher prices for recovered skim oil.
➢	During the quarter a customer had a leak on its produced water pipeline, which led to a reduction in volumes while the pipeline was being repaired.
➢	Cypress is in discussions with several customers about new pipelines into its water treatment facilities.
➢	Private equity investors have recently acquired acreage and production in North Dakota from various public companies with plans to drill and complete additional wells.

Discontinued Operations

➢	In September 2021, Cypress discontinued the operations Cypress Brown Integrity, LLC (“CBI”), which previously represented its Pipeline & Process Services segment. CBI provided customers with hydrotesting and other related services. Cypress has recast the financial information for all periods presented in its Unaudited Condensed Consolidated Financial Statements to report the assets, liabilities, revenues, and expenses of CBI within discontinued operations.
➢	During the nine months ended September 30, 2021, CBI had a negative gross margin and adversely impacted Cypress’s financial results.
➢	In the third quarter of 2021, Cypress recorded a loss of $1.9 million on the disposal of intangible assets associated with CBI.
➢	Cypress expects to sell CBI’s long-lived assets, which have a net book value of approximately $1.0 million. These assets were held for sale as of September 30, 2021. The proceeds will be utilized to reduce debt.
➢	Cypress recorded employee severance expenses of approximately $0.1 million in the third quarter of 2021.

COMMON UNIT & PREFERRED UNIT DISTRIBUTIONS

In July 2020, Cypress announced that it had suspended common unit distributions. Cypress’s credit facility, as amended in 2021, now places significant restrictions on the payment of common unit and preferred unit distributions. As a result, Cypress does not expect to pay distributions in the near term; instead, Cypress expects to continue to use available cash to pay down debt and for working capital needs. The preferred units accrue preferred distributions at an annual rate of 9.5%, and the arrearage must be settled before Cypress can resume distributions on its common units.

Cypress Environmental Partners, L.P. – Q3 2021 Earnings Release	Page 3 of 12

THIRD QUARTER 2021 OPERATING RESULTS BY BUSINESS SEGMENT

Inspection Services

The Inspection Services segment’s results for the three months ended September 30, 2021 were:

➢	Revenue - $31.5 million, an increase of 7% compared to the three months ended June 30, 2021, and a decrease of 25% compared to the three months ended September 30, 2020.
➢	Gross Margin - $3.9 million, an increase of 15% compared to the three months ended June 30, 2021, and a decrease of 24% compared to the three months ended September 30, 2020.

Water & Environmental Services (“Environmental Services”)

The Environmental Services segment’s results for the three months ended September 30, 2021 were:

➢	Revenue - $0.9 million, a decrease of 17% compared to the three months ended June 30, 2021, and a decrease of 34% compared to the three months ended September 30, 2020.
➢	Gross Margin - $0.4 million, a decrease of 39% compared to the three months ended June 30, 2021, and a decrease of 52% compared to the three months ended September 30, 2020.

CAPITALIZATION, LIQUIDITY, AND FINANCING

Cypress had net debt of $50.0 million comprised of outstanding borrowings of $55.3 million on its credit facility and cash and cash equivalents of $5.3 million, inclusive of $1.3 million in cash and cash equivalents classified as assets of discontinued operations on its Unaudited Condensed Consolidated Balance Sheets, at September 30, 2021. The credit facility was amended in August 2021 to eliminate the financial ratio covenants. As part of that amendment, the total capacity of the facility was reduced from $75 million to $70 million. The third quarter results also reflect $0.1 million in costs associated with a financial advisor that the lenders required as part of the amendment.

CAPITAL EXPENDITURES

During the quarter, Cypress had $0.1 million in capital expenditures, inclusive of discontinued operations, which is reflective of its attractive business model that requires minimal capital expenditures.

QUARTERLY REPORT

Cypress filed its quarterly report on Form 10-Q for the three months ended September 30, 2021 with the Securities and Exchange Commission today. Cypress will also post a copy of the Form 10-Q on its website at www.cypressenvironmental.biz.

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NON-GAAP FINANCIAL INFORMATION

This press release and the accompanying financial schedules include the following non-GAAP financial measures: adjusted EBITDA, adjusted EBITDA attributable to limited partners, and distributable cash flow. The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures. Cypress's non-GAAP financial measures should not be considered in isolation or as an alternative to its financial measures presented in accordance with GAAP, including revenues, net income or loss attributable to limited partners, net cash provided by or used in operating activities, or any other measure of liquidity or financial performance presented in accordance with GAAP as a measure of operating performance, liquidity, or ability to service debt obligations and make cash distributions to unitholders. The non-GAAP financial measures presented by Cypress may not be comparable to similarly-titled measures of other entities because other entities may not calculate their measures in the same manner.

Cypress defines adjusted EBITDA as net income or loss exclusive of (i) interest expense, (ii) depreciation, amortization, and accretion expense, (iii) income tax expense or benefit, (iv) equity-based compensation expense, (v) and certain other unusual or nonrecurring items. Cypress defines adjusted EBITDA attributable to limited partners as adjusted EBITDA exclusive of amounts attributable to the general partner and to noncontrolling interests. Cypress defines distributable cash flow as adjusted EBITDA attributable to limited partners less cash interest paid, cash income taxes paid, maintenance capital expenditures attributable to limited partners, and preferred unit distributions paid or accrued. Management believes these measures provide investors meaningful insight into results from ongoing operations.

These non-GAAP financial measures are used as supplemental liquidity and performance measures by Cypress's management and by external users of its financial statements, such as investors, banks, and others to assess:

➢	financial performance of Cypress’s assets without regard to financing methods, capital structure or historical cost basis of assets;
➢	Cypress's operating performance and return on capital as compared to those of other companies, without regard to financing methods or capital structure; and
➢	the ability of Cypress's businesses to generate sufficient cash to pay interest costs, support its indebtedness, and make cash distributions to its unitholders.

ABOUT CYPRESS ENVIRONMENTAL PARTNERS, L.P.

Cypress Environmental Partners, L.P. is a master limited partnership that provides essential environmental services to the energy and public utility industries, including pipeline & infrastructure inspection, nondestructive examination testing, and in-line inspection support services throughout the United States. Cypress also provides environmental services to upstream and midstream energy companies and their vendors in North Dakota, including water treatment, hydrocarbon recovery, and disposal into EPA Class II injection wells to protect the groundwater. Cypress works closely with its customers to help them protect people, property, and the environment, and to assist their compliance with increasingly complex and strict rules and regulations. Cypress is headquartered in Tulsa, Oklahoma.

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CAUTIONARY STATEMENTS

This press release may contain or incorporate by reference forward-looking statements as defined under the federal securities laws regarding Cypress Environmental Partners, L.P., including projections, estimates, forecasts, plans and objectives. Although management believes that expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond Cypress's control. If any of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, Cypress's actual results may vary materially from what management forecasted, anticipated, estimated, projected or expected.

The key risk factors that may have a direct bearing on Cypress's results of operations and financial condition are described in detail in the "Risk Factors" section of Cypress's most recently filed annual report and subsequently filed quarterly reports with the Securities and Exchange Commission. Investors are encouraged to closely consider the disclosures and risk factors contained in Cypress's annual and quarterly reports filed from time to time with the Securities and Exchange Commission. The forward-looking statements contained herein speak as of the date of this announcement. Cypress undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities laws. Information contained in this press release is unaudited and subject to change.

Investors or Analysts:

Contact: Cypress Environmental Partners, L.P. - Jeff Herbers – Vice President & Chief Financial Officer
jeff.herbers@cypressenvironmental.biz or 918-947-5730

Cypress Environmental Partners, L.P. – Q3 2021 Earnings Release	Page 6 of 12

CYPRESS ENVIRONMENTAL PARTNERS, L.P.
Unaudited Condensed Consolidated Balance Sheets
As of September 30, 2021 and December 31, 2020
(in thousands)
	September 30,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$4,023	$12,138
Trade accounts receivable, net	16,504	16,024
Accounts receivable - affiliates	265	—
Assets of discontinued operations	2,878	8,182
Prepaid expenses and other	1,820	2,002
Total current assets	25,490	38,346
Property and equipment:
Property and equipment, at cost	23,426	23,449
Less: Accumulated depreciation	15,850	14,059
Total property and equipment, net	7,576	9,390
Intangible assets, net	13,530	15,143
Goodwill	50,391	50,389
Finance lease right-of-use assets, net	72	112
Operating lease right-of-use assets	1,666	1,987
Debt issuance costs, net	665	242
Assets of discontinued operations	—	3,807
Other assets	540	570
Total assets	$99,930	$119,986

LIABILITIES AND OWNERS' EQUITY
Current liabilities:
Accounts payable	$621	$855
Accounts payable - affiliates	—	58
Accrued payroll and other	4,618	4,768
Income taxes payable	42	268
Finance lease obligations	51	51
Operating lease obligations	422	439
Current portion of long-term debt	55,329	—
Liabilities of discontinued operations	446	1,582
Total current liabilities	61,529	8,021
Long-term debt	—	62,029
Finance lease obligations	15	55
Operating lease obligations	1,192	1,549
Liabilities of discontinued operations	—	245
Other noncurrent liabilities	362	182
Total liabilities	63,098	72,081

Owners' equity:
Partners’ capital:
Common units (12,339 and 12,213 units outstanding at
September 30, 2021 and December 31, 2020, respectively)	17,180	27,507
Preferred units (5,769 units outstanding at September 30, 2021 and December 31, 2020)	47,390	44,291
General partner	(25,876)	(25,876)
Accumulated other comprehensive loss	(2,658)	(2,655)
Total partners' capital	36,036	43,267
Noncontrolling interests	796	4,638
Total owners' equity	36,832	47,905
Total liabilities and owners' equity	$99,930	$119,986

Cypress Environmental Partners, L.P. – Q3 2021 Earnings Release	Page 7 of 12

CYPRESS ENVIRONMENTAL PARTNERS, L.P.
Unaudited Condensed Consolidated Statements of Operations
For the Three and Nine Months Ended September 30, 2021 and 2020
(in thousands, except per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Revenue	$32,431	$43,375	$89,545	$153,471
Costs of services	28,127	37,339	77,760	134,772
Gross margin	4,304	6,036	11,785	18,699

Operating costs and expense:
General and administrative	3,888	3,751	12,052	13,688
Depreciation, amortization and accretion	1,094	1,113	3,297	3,248
Loss (gain) on asset disposals, net	9	(2)	9	5
Operating (loss) income	(687)	1,174	(3,573)	1,758

Other (expense) income:
Interest expense	(995)	(942)	(2,652)	(3,182)
Foreign currency (losses) gains	(140)	106	5	(167)
Other, net	89	142	312	401
Net (loss) income before income tax expense	(1,733)	480	(5,908)	(1,190)
Income tax expense	107	266	30	511
Net (loss) income from continuing operations	(1,840)	214	(5,938)	(1,701)
Net (loss) income from discontinued operations, net of tax	(2,390)	591	(3,466)	2,010
Net (loss) income	$(4,230)	$805	$(9,404)	$309

Net (loss) income from continuing operations	$(1,840)	$214	$(5,938)	$(1,701)
Net income attributable to noncontrolling interests - continuing operations	15	3	21	14
Net (loss) income attributable to limited partners - continuing operations	(1,855)	211	(5,959)	(1,715)
Net (loss) income attributable to limited partners - discontinued operations	(1,160)	351	(1,575)	1,172
Net (loss) income attributable to limited partners	$(3,015)	$562	$(7,534)	$(543)

Net (loss) income attributable to limited partners - continuing operations	$(1,855)	$211	$(5,959)	$(1,715)
Net income attributable to preferred unitholder	1,033	1,033	3,099	3,099
Net loss attributable to common unitholders - continuing operations	(2,888)	(822)	(9,058)	(4,814)
Net (loss) income attributable to common unitholders - discontinued operations	(1,160)	351	(1,575)	1,172
Net loss attributable to common unitholders	$(4,048)	$(471)	$(10,633)	$(3,642)

Net (loss) income per common limited partner unit:
Basic and diluted - continuing operations	$(0.23)	$(0.07)	$(0.74)	$(0.40)
Basic and diluted - discontinued operations	(0.10)	0.03	(0.12)	0.10
Basic and diluted	$(0.33)	$(0.04)	$(0.86)	$(0.30)

Weighted average common units outstanding:
Basic and diluted	12,339	12,209	12,307	12,171

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Reconciliation of Net (Loss) Income to Adjusted EBITDA and Distributable Cash Flow

	Three Months ended September 30,		Nine Months ended September 30,
	2021	2020	2021	2020
	(in thousands)

Net (loss) income	$(4,230)	$805	$(9,404)	$309
Add:
Interest expense	995	942	2,652	3,182
Depreciation, amortization and accretion	1,148	1,222	3,531	3,592
Income tax expense	107	266	30	511
Equity-based compensation	294	211	823	729
Foreign currency losses	140	—	—	167
Discontinued operations (a)	2,091	275	2,598	914
Less:
Foreign currency gains	—	106	5	—
Adjusted EBITDA	$545	$3,615	$225	$9,404

Adjusted EBITDA attributable to noncontrolling interests	(197)	368	(615)	1,274
Adjusted EBITDA attributable to limited partners	$742	$3,247	$840	$8,130

Less:
Preferred unit distributions paid or accrued	1,033	1,033	3,099	3,099
Cash interest paid, cash taxes paid, and maintenance capital expenditures	941	2,269	3,535	4,463
Distributable cash flow	$(1,232)	$(55)	$(5,794)	$568

(a)	Amounts include non-cash expenses including loss on asset disposals, depreciation, amortization, and accretion expense, interest expense, and income tax expenses that were previously reported within the Pipeline & Process Services segment, prior to that segment being reported as a discontinued operation.

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Reconciliation of Net Loss Attributable to Limited Partners to Adjusted
EBITDA Attributable to Limited Partners and Distributable Cash Flow

	Three Months ended September 30,		Nine Months ended September 30,
	2021	2020	2021	2020
	(in thousands)

Net (loss) income attributable to limited partners	$(3,015)	$562	$(7,534)	$(543)
Add:
Interest expense attributable to limited partners	995	942	2,652	3,182
Depreciation, amortization and accretion attributable to limited partners	1,148	1,222	3,531	3,592
Income tax expense attributable to limited partners	107	266	30	511
Equity based compensation attributable to limited partners	294	211	823	729
Foreign currency losses attributable to limited partners	140	—	—	167
Discontinued operations (a)	1,073	150	1,343	492
Less:
Foreign currency gains attributable to limited partners	—	106	5	—
Adjusted EBITDA attributable to limited partners	742	3,247	840	8,130

Less:
Preferred unit distributions paid or accrued	1,033	1,033	3,099	3,099
Cash interest paid, cash taxes paid and maintenance capital expenditures
attributable to limited partners	941	2,269	3,535	4,463
Distributable cash flow	$(1,232)	$(55)	$(5,794)	$568

(a)	Amounts include non-cash expenses attributable to limited partners including loss on asset disposals, depreciation, amortization, and accretion expense, interest expense, and income tax expenses that were previously reported within the Pipeline & Process Services segment, prior to that segment being reported as a discontinued operation.

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Reconciliation of Net Cash Flows (Used In) Provided by
Operating Activities to Adjusted EBITDA and Distributable
Cash Flow

	Nine Months ended September 30,
	2021	2020
	(in thousands)

Net cash (used in) provided by operating activities	$(1,989)	$18,216
Changes in trade accounts receivable, net	480	(18,529)
Changes in prepaid expenses and other	(524)	640
Changes in accounts payable, accounts payable – affiliates and accounts receivable - affiliates	576	624
Changes in accrued payroll and other	379	6,224
Change in income taxes payable	226	717
Interest expense (excluding non-cash interest)	1,945	2,748
Income tax expense (excluding deferred tax benefit)	30	511
Other	(42)	(29)
Discontinued operations (a)	(856)	(1,718)
Adjusted EBITDA	$225	$9,404

Adjusted EBITDA attributable to noncontrolling interests	(615)	1,274
Adjusted EBITDA attributable to limited partners	$840	$8,130

Less:
Preferred unit distributions paid or accrued	3,099	3,099
Cash interest paid, cash taxes paid, and maintenance capital expenditures	3,535	4,463
Distributable cash flow	$(5,794)	$568

(a)	Amounts include changes in working capital, interest expense, income tax expense, and other amounts that were previously reported within the Pipeline & Process Services segment, prior to that segment being reported as a discontinued operation.

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Operating Data

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2021	2020	2021	2020

Inspection Services Segment:
Average number of inspectors	474	659	465	792
Average revenue per inspector per week	$5,055	$4,842	$4,758	$4,809
Inspection Services gross margins	12.3%	12.2%	11.4%	10.7%

Environmental Services Segment:
Total barrels of saltwater processed (000's)	1,092	1,978	3,911	6,069
Average revenue per barrel	$0.86	$0.73	$0.83	$0.72
Environmental Services gross margins	47.1%	64.6%	59.6%	63.8%

Capital expenditures (inclusive of discontinued operations) (000's)	$75	$233	$317	$1,727
Common unit distributions (000's)	$—	$—	$—	$2,564
Preferred unit distributions paid (000's)	$—	$1,033	$—	$3,099
Preferred unit distributions accrued (000's)	$1,033	$—	$3,099	$—

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